                                                                    Exhibit 99.3

ENTRUST TECHNOLOGIES INC.
Unaudited Pro Forma Combined Condensed Financial Statements


On June 26, 2000, Entrust Technologies Inc. (the "Company") completed the acquisition of all of the outstanding stock, options and warrants of enCommerce, Inc. ("enCommerce"), a global portal infrastructure company and a provider of software and services designed to manage electronic business relationships, based in Santa Clara, California, with subsidiaries in England and Japan, in exchange for an aggregate of 10,250,000 shares of Common stock of the Company.

The accompanying unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations which may be reported in future periods or the financial position that actually would have been realized had the Company and enCommerce been a combined company during the specified periods, or had the acquisition been consummated on the date indicated. Actual statements of operations of the companies will be combined commencing from June 30, 2000, the effective date of the acquisition for accounting purposes. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and related notes of enCommerce, included elsewhere in this filing, and the historical financial statements and related notes of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

The accompanying unaudited pro forma combined condensed financial statements give effect to the acquisition between the Company and enCommerce using the purchase method of accounting. The unaudited pro forma combined condensed financial statements are based on the respective historical audited and unaudited consolidated financial statements and related notes of the Company and enCommerce. The pro forma adjustments are preliminary and are based on management's estimates of the value of the tangible and intangible assets acquired. In addition, management is in the process of assessing and formulating its integration plans, which may include restructuring actions, the full cost of which has not yet been determined.

The actual adjustments may differ materially from those presented in these pro forma financial statements. Actual adjustments may result in a different allocation of the purchase price which would affect the value assigned to the tangible and intangible assets, or could result in a change to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed balance sheet assumes that the acquisition took place on March 31, 2000, and combines the Company's unaudited March 31, 2000 balance sheet with enCommerce's audited March 31, 2000 balance sheet. The unaudited pro forma combined condensed statements of operations assume the acquisition took place as of January 1, 1999 and combines the Company's audited statement of operations for the year ended December 31, 1999 with enCommerce's unaudited statement of operations for the year ended December 31, 1999, and combines the unaudited statements of operations of the Company and enCommerce for the three months ended March 31, 2000. Reclassifications have been made to enCommerce's financial statements to conform to the Company's presentation.

ENTRUST TECHNOLOGIES INC
Unaudited Pro Forma Combined Condensed Balance Sheet

As at March 31, 2000
(in thousands)

                                                                    Historical            Pro Forma Adjustments    Pro Forma
                                                           ----------------------------  ------------------------  Combined
                                                              Entrust       enCommerce      Amount     Reference    Entrust
ASSETS
Current assets:
     Cash and cash equivalents                              $ 187,886        $ 33,803       $       -              $ 221,689
     Short-term marketable investments                         56,946               -               -                 56,946
     Accounts receivable, net                                  25,539           5,353               -                 30,892
     Other receivables                                          1,602               -               -                  1,602
     Prepaid expenses                                           2,767             370               -                  3,137
                                                           ---------------------------   -------------          -------------

     Total current assets                                     274,740          39,526               -                314,266

Long-term marketable investments                                1,806               -               -                  1,806
Goodwill and other intangible assets, net                      18,842               -         426,739  (a)           445,581
Purchased product rights, net                                       -               -          22,010  (a)            22,010
Property and equipment, net                                     7,229           2,413               -                  9,642
Other long-term assets                                          3,076             505               -                  3,581
                                                           ---------------------------   -------------          -------------

     Total assets                                           $ 305,693        $ 42,444       $ 448,749              $ 796,886
                                                           ===========================   =============          =============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                       $   8,452        $  1,300       $       -              $   9,752
     Accrued liabilities                                       11,493           2,658               -                 14,151
     Accruals related to acquisition                                -               -          32,236  (a)            32,236
     Deferred income                                           11,407           1,720               -                 13,127
     Due to related party                                         799               -               -                    799
                                                           ---------------------------   -------------          -------------

     Total current liabilities                                 32,151           5,678          32,236                 70,065

Long-term liabilities                                               -             621               -                    621
                                                           ---------------------------   -------------          -------------

     Total liabilities                                         32,151           6,299          32,236                 70,686
                                                           ---------------------------   -------------          -------------
Mandatorily redeemable convertible preferred stock                  -          35,130         (35,130) (a)                  -
                                                           ---------------------------   -------------          -------------
Shareholders' equity:
     Convertible preferred stock                                    -          25,320         (25,320) (a)                 -
     Common stock                                                 533               2              83  (a)               618
     Additional paid-in-capital                               289,365          10,490         471,697  (a)           771,552
     Unearned deferred compensation                              (482)         (8,502)          8,502  (a)              (482)
     Note receivable                                                -            (100)            100  (a)                 -
     Accumulated other comprehensive income                        66              11             (11) (a)                66
     Accumulated deficit                                      (15,940)        (26,206)         (3,408) (a) (b)       (45,554)
                                                           ---------------------------   -------------          -------------

     Total shareholders' equity                               273,542           1,015         451,643                726,200
                                                           ---------------------------   -------------          -------------

     Total liabilities and shareholders' equity             $ 305,693        $ 42,444       $ 448,749              $ 796,886
                                                           ===========================   =============          =============

ENTRUST TECHNOLOGIES INC.
Unaudited Pro Forma Combined Condensed Statements of Operations

For the Three Months Ended March 31, 2000
(in thousands, except per share data)

                                                                           Historical            Pro Forma Adjustments   Pro Forma
                                                                   ---------------------------   ----------------------   Combined
                                                                        Entrust     enCommerce     Amount     Reference   Entrust
Revenues:
        License                                                        $ 20,889      $ 1,794      $       -              $ 22,683
        Services and maintenance                                          8,173        2,072              -                10,245
                                                                   --------------------------    -----------            ----------

             Total revenues                                              29,062        3,866              -                32,928
                                                                   --------------------------    -----------            ----------

Cost of revenues:
        License                                                             937           44              -                   981
        Services and maintenance                                          4,568        1,746              -                 6,314
                                                                   --------------------------    -----------            ----------

             Total cost of revenues                                       5,505        1,790              -                 7,295
                                                                   --------------------------    -----------            ----------

Gross profit                                                             23,557        2,076              -                25,633
                                                                   --------------------------    -----------            ----------

Operating expenses:
         Sales and marketing                                             12,857        4,205              -                17,062
         Research and development                                         4,993        2,349              -                 7,342
         General and administration                                       2,192        1,020           (221)(f)             2,991
         Amortization of goodwill and other purchased intangibles           661            -         28,598 (c)            29,259
                                                                   --------------------------    -----------            ----------

             Total operating expenses                                    20,703        7,574         28,377                56,654
                                                                   --------------------------    -----------            ----------

Income (loss) from operations                                             2,854       (5,498)       (28,377)              (31,021)

Interest income                                                           1,886          259              -                 2,145
                                                                   --------------------------    -----------            ----------

Income (loss) before income taxes                                         4,740       (5,239)       (28,377)              (28,876)

Provision for income taxes                                               (1,422)        (154)             -                (1,576)
                                                                   --------------------------    -----------            ----------

Net income (loss)                                                      $  3,318      $(5,393)     $ (28,377)            $ (30,452)
                                                                   ==========================    ===========            ==========


Net income (loss) per share
         Basic                                                          $ 0.07                                           $ (0.53)
         Diluted                                                        $ 0.06                                           $ (0.53)(e)

Weighted average common shares outstanding
   used in per share computations
         Basic                                                          49,250                       8,548 (d)            57,798
         Diluted                                                        57,760                       8,548 (d)            57,798 (e)



ENTRUST TECHNOLOGIES INC.
Unaudited Pro Forma Combined Condensed Statements of Operations

For the Year Ended December 31, 1999
(in thousands, except per share data)

                                                                    Historical            Pro Forma Adjustments       Pro Forma
                                                             --------------------------  ------------------------     Combined
                                                              Entrust       enCommerce      Amount     Reference       Entrust
Revenues:
        License                                                $ 61,482       $   6,789       $       -              $   68,271
        Services and maintenance                                 23,732           4,787               -                  28,519
                                                              --------------------------   -------------            ------------

             Total revenues                                      85,214          11,576               -                  96,790
                                                              --------------------------   -------------            ------------

Cost of revenues:
        License                                                   2,286             113               -                   2,399
        Services and maintenance                                 13,016           5,129               -                  18,145
                                                              --------------------------   -------------            ------------

             Total cost of revenues                              15,302           5,242               -                  20,544
                                                              --------------------------   -------------            ------------

Gross profit                                                     69,912           6,334               -                  76,246
                                                              --------------------------   -------------            ------------

Operating expenses:
        Sales and marketing                                      40,900          10,942               -                  51,842
        Research and development                                 16,605           5,599               -                  22,204
        General and administration                                7,752           3,275            (886)(f)              10,141
        Amortization of goodwill and other purchased
           intangibles                                              712                -        114,393 (c)             115,105
                                                              --------------------------   -------------            ------------

             Total operating expenses                            65,969          19,816         113,507                 199,292
                                                              --------------------------   -------------            ------------

Income (loss) from operations                                     3,943         (13,482)       (113,507)               (123,046)

Interest income                                                   3,776             199               -                   3,975
                                                              --------------------------   -------------            ------------

Income (loss) before income taxes                                 7,719         (13,283)       (113,507)               (119,071)

Provision for income taxes                                       (1,800)            (13)              -                  (1,813)
                                                              --------------------------   -------------            ------------

Net income (loss)                                               $ 5,919       $ (13,296)      $(113,507)             $ (120,884)
                                                              ==========================   =============            ============


Net income (loss) per share
        Basic                                                    $ 0.13                                                 $ (2.31)
        Diluted                                                  $ 0.11                                                 $ (2.31)(e)

Weighted average common shares outstanding
   used in per share computations
        Basic                                                    43,847                           8,548  (d              52,395
        Diluted                                                  54,803                           8,548  (d)             52,395 (e)


ENTRUST TECHNOLOGIES INC.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements


1.    Pro Forma Adjustments

           Certain pro forma adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements, based on the acquisition of all of the outstanding capital stock of enCommerce for approximately $504.6 million, which includes
           $406.6 million representing 8.548 million shares of the Company's Common stock (the number of shares issued on June 26, 2000 in exchange for all of the outstanding shares of enCommerce, valued using the average market value of the Company's stock for the period from three days before April 18, 2000 to three days after April 18, 2000, the date of public announcement of the acquisition), $75.6 million in assumed enCommerce stock options and warrants (based on outstanding options and warrants as of April 18, 2000) and approximately $22.4 million in acquisition expenses, and based on the allocation of $36.1 million to the book value of the net assets of enCommerce less $9.9 million related to accruals associated with the acquisition, $29.6 million to in-process research and development and $448.7 million to goodwill and other purchased intangibles.

           The unaudited pro forma combined condensed balance sheet as at March 31, 2000 gives effect to the acquisition as if it had occurred on March 31, 2000. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the acquisition as if it had occurred at January 1, 1999.

           The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements:

             (a) Reflects the issuance of Common stock of the Company
                 to the shareholders of enCommerce and the recording of the entries required under the purchase method of accounting. Accordingly, the total purchase price has been allocated to the tangible assets and liabilities of enCommerce based on their relative fair values. The fair value of the tangible assets and liabilities approximated their historical book values at March 31, 2000. The amounts and components of the purchase price, along with the allocation of the purchase price to the net assets acquired and associated acquisition accruals is presented below.


                             Purchase Price
                                                                                      (in thousands)

                 Common stock                                                                      85
                 Additional paid-in capital                                                   406,552
                 Fair value of enCommerce stock options and warrants assumed                   75,635
                 Brokers' fees and other acquisition expenses                                  22,355
                                                                                      ----------------

                                                                                              504,627
                                                                                      ================


                             Net Assets Acquired

                 Book value of net tangible assets of enCommerce                               36,145

                 Less:       Accruals for estimated severance and other
                                   costs attributable to the acquisition                       (9,881)
                                                                                      ----------------

                                                                                               26,264
                 Intangible assets:
                             Purchased product rights                          22,010
                             Assembled work force                               3,360
                             Customer list                                     23,105
                             Goodwill                                         400,274
                                                                  -------------------
                                                                                              448,749

                 In-process research and development                                           29,614
                                                                                      ---------------
                                                                                              504,627
                                                                                      ================


                 The value assigned to in-process research and development, in accordance with generally accepted accounting principles, has been written off at the time of acquisition of enCommerce and is reflected in the unaudited pro forma combined condensed balance sheet adjustments as a pro forma reduction of shareholders' equity. However, this write off has not been reflected as an adjustment to the unaudited pro forma combined condensed statements of operations for the year ended December 31, 1999 and for the three months ended March 31, 2000, as presented here, as it represents a non-recurring charge directly attributable to this acquisition.


             (b) Reflects the write-off of the acquired in-process
                 research and development prior to the 1999 fiscal year to give effect to the acquisition as if it had occurred prior to January 1, 1999 based on the allocation of the purchase price.

             (c) Reflects the adjustment to record the amortization of goodwill and other purchased intangibles resulting from the allocation of the purchase price. The pro forma adjustment assumes goodwill and other purchased intangibles will be amortized on a straight-line basis over the following estimated lives:

                      Other intangible assets:
                                Purchased product rights                4 years
                                Assembled work force                    3 years
                                Customer list                           3 years

                      Goodwill                                          4 years


             (d) Reflects the impact of the shares of Common stock of the
                 Company issued as consideration in the acquisition as if outstanding from January 1, 1999.


             (e) The dilutive effect of the Company's exchangeable Special
                 Voting stock, (which were exchanged into Common stock during the three months ended March 31, 2000) options and warrants to purchase the Company's Common stock has been excluded from the computation of diluted net income (loss) per share because the effect is antidilutive.


             (f) Reflects  the elimination of the stock based compensation recorded in the enCommerce historical statements of operations. The estimated fair value of the outstanding options assumed is included in the purchase price.